                                                                      EXHIBIT 21
                                                                      ----------


                        COMPUTER TASK GROUP, INCORPORATED



                SUBSIDIARIES OF COMPUTER TASK GROUP, INCORPORATED


         The following is a list of all of the subsidiaries of the Registrant as of December 31, 1999. All financial statements of such subsidiaries are included in the consolidated financial statements of the Registrant, and all of the voting securities of each subsidiary are wholly-owned by the Registrant:

                                                               State/Country
                                                               or Jurisdiction
                                                               of Incorporation
                                                               ----------------

-    Computer Task Group of Delaware, Inc.                     Delaware
-    CTG Services, Inc.                                        New York
-    Computer Task Group (Holdings) Ltd.                       United Kingdom
-    Computer Task Group of Kansas, Inc. (a subsidiary         Missouri
     of Computer Task Group (Holdings) Ltd.)
-    Computer Task Group of Canada, Inc.                       Canada
-    Computer Task Group International, Inc.                   Delaware
-    Computer Task Group Europe B.V. (a subsidiary             The Netherlands
     of Computer Task Group International, Inc.)
-    Computer Task Group (U.K.) Ltd. (a subsidiary             United Kingdom
     of Computer Task Group Europe B.V.)
-    Computer Task Group Nederland B.V. (a subsidiary          The Netherlands
     of Computer Task Group Europe B.V.)
-    Computer Task Group Belgium N.V. (a subsidiary            Belgium
     of Computer Task Group Europe B.V.)
-    Rendeck Macro-4 Software B.V. (a subsidiary               The Netherlands
     of Computer Task Group Europe B.V.)
-    Computer Task Group of Luxembourg S.A. (a subsidiary      Luxembourg
     of Computer Task Group Europe B.V.)
-    CTG HealthCare Solutions, Inc.                            Delaware
-    CTG HealthCare Solutions (Kansas), Inc.                   Kansas
-    CTG HealthCare Solutions (Ohio), Inc.                     Delaware




                                                                             131